EXHIBIT 3(ii)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                         MCI COMMUNICATIONS CORPORATION
                         ------------------------------

                                    Article I
                                    ---------

                                     OFFICES
                                     -------

             Section 1.  Registered Office and Agent.  The name of the
                         ---------------------------
corporation's registered agent, and the address of its registered office, in the
State of Delaware are as follows:   The Prentice-Hall Corporation System, Inc.,
32 Loockerman Square, Suite L-100, Dover, Delaware 19904.

             Section 2.  Principal Office.  The principal office of the
                         ----------------
corporation shall be in Washington D.C.

             Section 3.  Other Offices.  The corporation may also have an office
                         -------------
or offices at such other place or places, within or without the State of Delaware, as the board of directors may from time to time designate or the business of the corporation may require.

                                   Article II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

             Section 1.  Place of Annual Meeting.  The annual meeting of the
                         -----------------------
stockholders shall be held at such place within or without the State of Delaware as shall be determined by the board of directors and as shall be designated in the notice of the meeting.

             Section 2.  Date of Annual Meeting.  Commencing with the calendar
                         ----------------------
year 1985, the annual meeting of the stockholders shall be held during the months of April, May or June upon such date as may from time to time be designated by the board of directors.

             Section 3.  Purpose of Annual Meeting.  The annual meeting of the
                         -------------------------
stockholders shall be for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, notice of which shall be given in the notice of the meeting.

             Section 4.  Failure to Elect Directors at Annual Meeting.  If the
                         --------------------------------------------
election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.

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             Section 5.  Special Meetings.  Special meetings of the stockholders
                         ----------------
shall be held at such place within or without the State of Delaware as shall be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Special meetings of the stockholders may be called by a majority of the whole board of directors or by the Chairman of the Board of Directors (sometimes hereafter in these by-laws, the "Chairman") and shall be called by the Chairman, the President or the Secretary at the request, in writing, of stockholders owning at least two-thirds of the issued and outstanding shares of capital stock of the corporation entitled to vote in the election of directors, such shares being considered as one class for purposes of this Section 5. Subject to the Certificate of Incorporation, special meetings of the holders of any one or more classes, and/or one or more series thereof, of capital stock of the corporation entitled to vote separately as a class or classes with respect to any matter as required law or as provided by the Certificate of Incorporation shall be held at such place within or without the State of Delaware as shall be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Subject to the Certificate of Incorporation, special meetings of such holders may be called by a majority of the directors elected by such class or classes, and/or series thereof, of capital stock, a majority of the whole board of directors or by the Chairman and shall be called by the Chairman, the President or the Secretary at the request in writing of holders owning at least two-thirds of the issued and outstanding shares of such class or classes, and/or series thereof, of the capital stock of the corporation.

             Section 6.  Notice of Meetings and Adjourned Meetings.   Unless
                         -----------------------------------------
otherwise provided by law, the Certificate of Incorporation or these by-laws, not less than ten nor more than sixty days before any stockholders meeting, the Chairman, the President, the Secretary or an Assistant Secretary shall give each stockholder entitled to vote at the meeting written notice of the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be mailed to each stockholder at his address as it appears on the corporation's records. When a meeting is adjourned to another time or place, notice need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business, which might have been transacted at the original meeting, may be transacted. If the adjournment is for a period of more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. Except as otherwise expressly provided by statute, no publication of any notice of a stockholders' meeting shall be required. No notice need be given to any person with whom communications is unlawful.


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                                        3

             Section 7.  Quorum.  Except as otherwise provided by law or the
                         ------
Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of shares entitled to cast a majority of the votes entitled to be cast by the holders of all shares of the capital stock of the corporation then issued and outstanding and entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time.

             Section 8.  Organization.  Meetings of the stockholders shall be
                         ------------
presided over by the Chairman, or if he is not present, by the President, or if neither the Chairman nor the President is present, by a chairman appointed by the board of directors, or if such appointment has not been made, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting of the stockholders but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall choose any person present in person thereat to act as secretary of the meeting.

             Section 9.  Voting.
                         ------

                   (a) Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at every meeting of stockholders, each stockholder of the corporation entitled to vote at the meeting shall have one vote in person or by proxy for each share of stock having voting rights held by such stockholder. Any stockholder entitled to vote may do so either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. Each stockholder entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy; provided, however, that no proxy shall be acted upon after three years from its date unless the proxy provides for a longer period. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a


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                                        4

             majority of the votes entitled to be cast by the holders of all issued and outstanding shares present in person or by proxy at the meeting and entitled to vote, a quorum being present.

                   (b) Anything herein contained to the contrary notwithstanding, with regard to the election of directors, each holder of shares entitled to be voted with respect to the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit.

             Section 10.  Voting of Shares by Certain Holders.
                          -----------------------------------

                   (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of the other corporation may prescribe, or, in the absence of an appropriate provision, as the board of directors of the other corporation may determine.

                   (b) Shares standing in the name of a deceased person may be voted by his administrator or executor. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

                   (c) Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

                   (d) A stockholder whose shares are pledged shall be entitled to vote the pledged shares unless, in the transfer by the pledgor or the corporation's books, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee may vote thereon.

                   (e) Shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that nothing herein shall be constituted as limiting the right of the corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.


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                                        5

                   (f) If shares are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship so providing, their acts with respect to voting shall have the following effect:

                        (1)  if only one votes, his act binds all;

                        (2) if more than one votes, the act of the majority so voting binds all;

                        (3) if the vote is evenly split, each fraction may vote the stock proportionately unless otherwise ordered by a court pursuant to the laws of the State of Delaware.

             If an instrument showing that tenancy is held in unequal shares is filed with the Secretary, a majority or even-split shall be determined by interest.

             Section 11.  List of Stockholders.  A complete list of the
                          --------------------
stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order and showing the address of each stockholder, shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger, at least ten days before the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof for inspection by any stockholder who may be present.

             Section 12.  Inspectors.  At any meeting of the stockholders,
                          ----------
if the board of directors has not previously made the appointment, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are proper to conduct the election and voting with impartiality and fairness. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
   ----- -----


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             Section 13.  Informal Action by Stockholders.  Except as
                          -------------------------------
otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

             Section 14.  Nominations.  Nominations for the election of
                          -----------
one or more directors may be made by the board of directors or by any stockholder entitled to vote in the election of directors. Other than nominations by the board of directors, such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than sixty days prior to the first anniversary of the date of the last meeting of stockholders of the corporation held for the election of directors.

             Each notice provided for in the second sentence of the prior paragraph shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and
(iv) such other information as would then be required by the Federal Securities Laws and the Rules and Regulations promulgated thereunder in respect of an individual nominated as a director of the corporation and for whom proxies are solicited by the board of directors of the corporation.

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                                        7

                                   Article III
                                   -----------

                                    DIRECTORS
                                    ---------

             Section 1.  Powers, Number, Classes and Terms of Directors.
                         ----------------------------------------------

                   (a) Except as otherwise provided by law or the Certificate of Incorporation, the property, affairs and business of the corporation shall be managed by its board of directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of one or more classes, and/or one or more series thereof, of capital stock (other than the Class A Common Stock) of the corporation entitled to vote separately for directors as a class or classes), including the directors to be elected by the holders of the Class A Common Stock of the corporation (sometimes hereafter in these by-laws, the "Class A Directors"), shall be not less than three nor more than sixteen. The exact number of directors shall be as determined from time to time by resolution adopted by the affirmative vote of a majority of the whole board. As used in these by-laws, the term "whole board" shall mean the total number of directors which the corporation would have if there were no vacancies. Until otherwise determined by the board of directors, the number of directors constituting the whole board shall be five.

                   (b) The board of directors (excluding the Class A Directors) shall be divided into three classes, each class to be as nearly equal in number to the other classes as the then total number of directors constituting the whole board (excluding the Class A Directors) permits, with the term of office of one class expiring each year. At the annual meeting of stockholders to be held in 1970, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders, and directors of the second and third classes shall be elected for terms expiring, respectively, at the second and third next succeeding annual meetings. After the annual meeting of stockholders to be held in 1970, each class of directors shall be elected to hold office for a term of three years, that is, until the then third next succeeding annual meeting of stockholders.

                   (c)  Notwithstanding the provisions of paragraph (b) of this
             Section 1, and except as otherwise required by law or the Certificate of Incorporation, in the event that the holders of any one or more classes, and/or one or more series thereof, of the capital stock of the corporation shall be entitled, voting separately as a class or classes, to elect one or more directors of the corporation, the term or terms of the director or directors elected shall expire at the next succeeding annual meeting of stockholders.


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                   (d)  Subject to the Certificate of Incorporation, no decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

             Section 2.  Qualification of Directors.  Directors need not be
                         --------------------------
stockholders of the corporation.

             Section 3.  Quorum and Effective Action.  One-half of the whole
                         ---------------------------
board, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business at such meeting. If at any meeting of the board of directors a quorum shall not be present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum shall have been obtained. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, all matters coming before any meeting of the board of directors shall be decided by the vote of a majority of directors present at the meeting, a quorum being present.

             Section 4.  Vacancies.
                         ---------

                  (a) Except as provided in paragraph (b) of this Section 4, and except as otherwise provided in the Certificate of Incorporation as to the filling of vacancies occurring by reason of removal by the stockholders, in the event of one or more vacancies in the board of directors by reason of death, resignation, increase in the authorized number of directors or otherwise, the remaining directors, although less than a quorum, may by majority vote, or, if there be but one director remaining, then the sole remaining director, may elect a successor or successors to hold office until the next election of the class or classes for which such successor or successors shall have been elected.

                  (b)  Notwithstanding the provisions of paragraph (a) of this
             Section 4, and except as otherwise provided in the Certificate of Incorporation as to the filling of vacancies occurring by reason of removal by the stockholders, in the event that any director who has been elected by the holders of one or more classes of the capital stock (other than the Common Stock) of the corporation, and/or by the holders of one or more series thereof, shall die, resign from or otherwise vacate the board of directors, the resulting vacancy shall, except as otherwise provided by law, be filled in the manner provided in the Certificate of Incorporation, and the successor so determined shall serve for the term likewise provided in the Certificate of Incorporation.


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                                        9

             Section 5.  Meetings.  Meetings of the board of directors,
                         --------
annual, regular and special, shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board of directors or as may be specified in the notice of meeting. Regular meetings of the board of directors shall be held at such times as may from time to time be fixed by resolution of the board of directors, and no notice (other than the resolution) need be given as to any regular meeting. Special meetings may be held at any time upon the call of the Chairman or at least two directors, by oral, telephonic, telegraphic or facsimile notice duly given or sent at least one hour, or by written notice sent by express mail at least one day, before the meeting to each director; provided that all such notices to directors located outside the United States shall be given or sent orally or by telephone, telegraph or facsimile transmission. An annual meeting of the board of directors shall be held without notice immediately following the annual meeting of shareholders. Meetings may be held at any time without notice if all the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing. Except as otherwise specified in the notice thereof, or as required by law, the Certificate of Incorporation or these by-laws, any and all business may be transacted at any meeting of the board of directors.

             Section 6.  Attendance by Communications Equipment.  Unless
                         --------------------------------------
otherwise restricted by the Certificate of Incorporation, members of the board of directors or of any committee designated by the board may participate in a meeting of the board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any required notice of the place of the meeting at which participation is by means of conference telephone or similar communications equipment shall be sufficient if such notice designates as the place of the meeting the place at which one or more of the participants in the meeting is located at the time the meeting is held.

             Section 7.  Presumption of Assent.  A director of the
                         ---------------------
corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting before adjournment thereof or shall forward his written dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.


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                                       10

             Section 8.  Committees.  The board of directors may, from
                         ----------
among its own members, in its discretion and by the affirmative vote of a majority of the whole board, designate one or more committees, each of such committees to consist of one or more members. The committees designated by the board shall have such powers and authority as shall be specified in the resolution or resolutions whereby such committees are designated. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. No committee shall have the power or authority of the board of directors in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board pursuant to paragraph (a) of section 4 of the Certificate of Incorporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these by-laws; and, unless the resolution of the board of directors expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. Each action taken by any committee shall be reported in writing to the board of directors. Special meetings of any committee may be called by the Chairman of the Board of Directors upon the same notice, which need by given only to members of the committee, as in Section 5 of this Article III provided with regard to special meetings of the board of directors. The board of directors shall have the power at any time to fill vacancies in, to change the membership of or to discharge, any committee.

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                                       11

             Section 9.  Dividends and Reserves.  Subject to the laws of
                         ----------------------
the State of Delaware and the Certificate of Incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders. The division of the whole or any part of such funds legally available shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. The board of directors may set apart, out of funds legally available for the payment of dividends, a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.

             Section 10.  Informal Action.  Any action required or
                          ---------------
permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or the committee.

             Section 11.  Compensation.  The directors of the corporation
                          ------------
shall receive such compensation for their services as directors and as members of any committee designated by the board of directors as may be fixed from time to time by the board of directors.

                                   Article IV
                                   ----------

                                WAIVER OF NOTICE
                                ----------------

             Whenever, by law, the Certificate of Incorporation or these by-laws, notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the date of the meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting of the stockholders, the board of directors or any committee designated by the board of directors shall constitute a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or any committee designated thereby need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these by-laws.

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                                       12

                                    Article V
                                    ---------

                                    OFFICERS
                                    --------

             Section 1.  Number.  At its annual meeting, the board of
                         ------
directors shall elect a Chairman of the Board of Directors, a Secretary and a Treasurer and may, from time to time as the board deems proper, elect or appoint a Vice Chairman of the Board of Directors, a President, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, other officers and agents.

             Section 2.  Term and Removal.  The term of office of each
                         ----------------
officer shall be until the next annual meeting of the board of directors and until his successor is elected or chosen, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the whole board. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

             Section 3.  Powers and Duties.  Each of the officers of the
                         -----------------
corporation shall, unless otherwise determined by the board of directors, have, in addition to such powers and duties as generally pertain to his respective office, such further powers and duties as may from time to time be determined for him by the board of directors. Unless otherwise determined by the board of directors, the Chairman, or in event that the office of Chairman is vacant, the President, shall be the chief executive officer of the corporation.

             Section 4.  Voting of Securities Held by the Corporation.
                         --------------------------------------------
Unless otherwise determined by the board of directors, the Chairman, the President or any Vice President shall each have full power and authority on behalf of the corporation, to attend, act and vote at any meetings of security holders of corporations in which the corporation is the holder of securities, and, at such meetings or otherwise, shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The power and authority to attend, act and vote at meetings shall include the power and authority to consent or dissent, on behalf of the corporation, with respect to securities of other corporations held by the corporation. The board of directors may, by resolution, from time to time, confer like powers upon any other person or persons.

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                                       13

                                   Article VI
                                   ----------

                               STOCK CERTIFICATES
                               ------------------

             Section 1.  Form of Stock Certificates.  The interest of each
                         --------------------------
stockholder of the corporation shall be evidenced by one or more certificates, each certifying the number of shares of each class, and/or series thereof, represented thereby, in such form, not inconsistent with the Certificate of Incorporation, as the board of directors may from time to time prescribe.

             Section 2.  Execution and Issuance of Certificates of Stock.
                         -----------------------------------------------
Stock certificates shall be signed by the Chairman, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any of or all of the signatures on a stock certificate, including, without limitation, that or those of any transfer agent or registrar, may be facsimile or facsimiles. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were the officer, transfer agent or registrar at the date of issue.

             Section 3.  Transfer of Certificate of Stock.  All transfers
                         --------------------------------
of shares of the capital stock of the corporation shall be subject to the terms, conditions and restrictions, if any, set forth in the Certificate of Incorporation. Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent or a transfer clerk appointed as in Section 7 of this Article VI provided, and only upon surrender of the certificate or certificates for such shares, properly endorsed and the payment of all taxes thereon. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The board may, from time to time, make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

             Section 4.  Fixing the Date for Determination of Stockholders
                         -------------------------------------------------
of Record.  To determine the stockholders entitled to notice of or to vote at
- ---------
any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less then ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

             Section 5.  Failure to Fix Record Date.  If no record date is
                         --------------------------
fixed in accordance with Section 4 of this Article VI:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice is given or if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

             Section 6.  Lost, Stolen or Destroyed Stock Certificates.  No
                         --------------------------------------------
stock certificate representing shares of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon delivery to the corporation of such evidence as the board of directors may in its discretion require. The board of directors may also require a bond to be delivered to the corporation upon such terms and secured by such surety as the board shall deem fit.

             Section 7.  Transfer Agent and Registrar.  The board of
                         ----------------------------
directors may appoint one or more transfer agents or one of more transfer clerks and one or more registrars and may require all stock certificates to bear the signature or signatures of any of them.

             Section 8.  Examination of Books by Stockholders.  The board
                         ------------------------------------
shall have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account or book or document of the corporation except as otherwise, and only to the extent, provided by law.

                                   Article VII
                                   -----------

                                   FISCAL YEAR
                                   -----------

             The fiscal year of the corporation shall be as determined by the board of directors of the corporation.

                                  Article VIII
                                  ------------

                                 CORPORATE SEAL
                                 --------------

             The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."

                                   Article IX
                                   ----------

                                   AMENDMENTS
                                   ----------

             These by-laws may be altered, amended or repealed, or new by-laws (not inconsistent with any provision of law or the Certificate of Incorporation) may be made, by the affirmative vote of a majority of the whole board at any meeting of the board, subject to the power of the stockholders to alter or repeal any by-laws made or altered by the board of directors. Except as otherwise required by law or the Certificate of Incorporation, these by-laws may be altered or repealed, or new by-laws (not inconsistent with any provision of law or the Certificate of Incorporation) may be made by the stockholders only by the affirmative vote of the holders of not less than four-fifths of the outstanding shares (considered as one class for purposes of this Article IX) entitled to vote thereon. Notice of the proposal to make, alter, amend or repeal the by-laws of the corporation, or to make new by-laws, as the case may be, shall be included in the notice of such meeting of the board of directors or of the stockholders, as the case may be.

                                    Article X
                                    ---------

                                 IDEMNIFICATION
                                 --------------

             Section 1.  Indemnification.  To the fullest extent permitted
                         ---------------
by the General Corporation Law of the State of Delaware, the corporation shall indemnify any current or former director, officer, employee or agent of the corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceedings, or any inquiry or investigation, brought by or in the right of the corporation or otherwise, to which such person was or is a party or threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that such person is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

             Section 2.  Advancement of Expenses.  Expenses (including
                         -----------------------
attorneys' fees) incurred by a current or former director or officer of the corporation in defending any threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation under the Certificate of Incorporation, these by-laws, the General Corporation Law of the State of Delaware or otherwise. Such expenses (including attorneys' fees) incurred by other current or former employees or agents of the corporation may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.


September 30, 1994